SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 1, 2001

                           MedCare Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                      0-28790                   87-0429962B
         --------                      -------                   -----------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                         Identification Number)


1515 West 22nd Street, Suite 1210, Oak Brook, Illinois                60523
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:   (604) 659-5005


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     On March 1, 2001, the Company accepted a private placement of $150,000 from Harmel S. Rayat, a Director and majority shareholder of MedCare Technologies, Inc. The private placement involves the issuance of 3,000,000 restricted common shares at $0.05 per share and 3,000,000 purchase warrants to acquire common shares of the Company at $0.05 per share until March 1, 2005. The Company has agreed to undertake to register all shares and warrants underlying this private placement.

ITEM 6.  Resignations of Registrant's Director's

     On March 1, 2001, the Company accepted the resignation of Dr. Michael Blue from the Board of Directors of MedCare Technologies, Inc. Dr. Blue resigned from the Board for personal reasons. Replacing Dr. Blue as Director, as well as being appointed as the Company's Secretary Treasurer is Mr. Harvinder Dhaliwal. Since 1985, Mr. Dhaliwal has been the President and Chief Executive Officer of Vancouver Sight & Sound Ltd., a privately held company engaged in the retail sales of audio and video products.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      MEDCARE TECHNOLOGIES, INC.

                                                        By:  /s/ Harmel S. Rayat
                                                        ---  -------------------
                                                       Harmel S. Rayat, Director

Date: March 6, 2001